                                                                   EXHIBIT 10.13




NEITHER THIS NOTE NOR THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND, UNLESS REGISTERED, MAY NOT BE SOLD OR OFFERED FOR SALE EXCEPT PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE ACT AND APPLICABLE STATE SECURITIES LAWS.


                      SUNSHINE MINING AND REFINING COMPANY


                       SENIOR CONVERTIBLE PROMISSORY NOTE


$7,950,000                                                    New York, New York
                                                               November 24, 1997


                 SUNSHINE MINING AND REFINING COMPANY, a corporation duly organized and validly existing under the laws of the State of Delaware (the "Company"), for value received, hereby promises to pay to Neuberger & Berman, LLC, as nominee, or its permitted assigns (the "Holder"), the principal sum of Seven Million Nine Hundred Fifty Thousand ($7,950,000) together with interest thereon from the date hereof (computed on the basis of a 360-day year and actual days elapsed) at the initial rate of ten percent (10%) per annum, subject to adjustment as provided in Sections 2.1 and 2.3 hereof, and additional interest as provided in Section 3 hereof. Interest on this Note shall be payable semi-annually on each April 1 and October 1, commencing April 1, 1998 (an "Interest Payment Date"). Subject to the provisions of Section 1.2 hereof with respect to mandatory prepayments on this Note and Section 5 hereof relating to conversion of this Note, the principal on this Note and any accrued and unpaid interest shall be due and payable on the earlier to occur of (i) November 24, 2002 (the "Maturity Date") and (ii) when declared due and payable by the Holder upon the occurrence of an Event of Default (as defined below). The payment of principal and interest on this Note shall be made either in shares of the Company's Common Stock valued as provided in Sections 1.3, 2.2 or
3.1 hereof or in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts. Principal and interest on this Note payable in cash shall be paid by wire transfer of federal funds in accordance with the written instructions of the Holder or, in the absence of such instructions, by check of the Company mailed to the Holder's address set forth in Section 9.10. Principal and interest on this Note payable in shares of the Company's Common Stock shall be paid as provided in Sections 1.3, 2.2 or 3.1 hereof.

                 The Company's obligations under this Note are guaranteed by certain subsidiaries of the Company as provided pursuant to a separate Guaranty dated the date hereof, and the Holder of this Note is entitled to the benefits of the Guaranty.

                 This Note is subject to the terms and provisions of the Purchase Agreement (the "Purchase Agreement") dated as of the date hereof by and between the Company and the initial Holders, including the right of the Company to offset in certain circumstances certain amounts due on this Note against damages incurred in connection therewith.

                 This Note is one of a series of Notes (collectively, the "Notes") issued by the Company on the date hereof in the aggregate principal amount of $15,000,000. The holders of all of the Notes are collectively referred to herein as the "Holders" and individually as a "Holder".

         1.      Prepayments.

                 1.1 No Optional Prepayments. No prepayments may be made on principal of this Note, except as provided in Section 1.2 hereof.

                 1.2 Mandatory Prepayments. Commencing on February 24, 2000, and quarterly thereafter on each May 24, August 24, November 24 and February 24 up to and including through August 24, 2002 (each a "Mandatory Prepayment Date"), the Company shall make mandatory prepayments ("Mandatory Prepayments") on the Notes in the aggregate amount of $1,250,000 (or such lesser amount of Notes then outstanding) each, in shares of the Company's Common Stock valued as provided in Section 1.3 hereof, unless the Company elects to make such payment in cash as set forth below. Notwithstanding the foregoing, a Mandatory Prepayment shall not be made on any Mandatory Prepayment Date if (a) the average (the "Average Bid Price") of the closing bid price (the "Closing Bid Price") of the Company's Common Stock on the New York Stock Exchange for the 15 Trading Days (as defined below) preceding the Mandatory Prepayment Date equals or exceeds 106% of the Conversion Price (as defined in Section 5.1 hereof) in effect on that Mandatory Prepayment Date (or if there are two Conversion Prices in effect on Notes on that Date, the lower Conversion Price), (b) the number of shares of the Company's Common Stock into which all of the Notes were converted during the 30 Trading Days immediately preceding the Mandatory Prepayment Date exceeded 5% of the aggregate number of shares of the Company's Common Stock traded on those days during that 30 Trading Day period on which the Registration Statement (as defined in Section 3.2) was effective except that this clause (b) shall not be applicable if the Registration Statement was not effective for 15 or more Trading Days in that 30-Day period, and (c) the sum of the aggregate amount of Mandatory Prepayments made prior to that date and the





                                     - 2 -
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aggregate principal amount of the Notes converted into shares of the Company's
Common Stock prior to that Mandatory Prepayment Date exceeded the aggregate amount of Mandatory Prepayments due through and including that Mandatory Prepayment Date. Any Mandatory Prepayment on the Notes shall be applied pro rata to all of the Notes, except that if on any Mandatory Prepayment Date, as a result of a reset of the Conversion Price pursuant to Section 6.1(a), some of the Notes are convertible at a Conversion Price higher than the Conversion Price of the other Notes, the Mandatory Prepayment of $1,250,000 (or such lesser amount) payable on that Date shall be applied first pro rata to the Notes with the higher Conversion Price, and the remainder, if any, of the Mandatory Prepayment shall then be applied pro rata to the Notes with the lower Conversion Price. As used in this Note, "Trading Days" means any day (other than a Saturday or Sunday) on which the New York Stock Exchange or the Alternative Stock Exchange (as defined in Section 6.3(a)(vi)), as the case may be, is open for business.

                 1.3 Mandatory Prepayment in Common Stock. The Company may elect, at its sole option, by notice to the Holders of the Notes given at any time prior to the 15 Trading Day period referred to below in accordance with Section 9.10 below, to pay any Mandatory Prepayment in whole or in part in cash. To the extent the Company does not elect to make any Mandatory Prepayment in cash within such specified time period, the Company shall pay that Mandatory Prepayment by issuing that number of shares of the Company's Common Stock (rounded to the nearest whole number), valued as provided below, with an aggregate value equal to the aggregate amount of the Mandatory Prepayments on all of the Notes to be paid in shares. For this purpose, the shares of the Company's Common Stock shall be valued at the Average Bid Price for the 15 Trading Days immediately preceding the Mandatory Prepayment Date, less a discount of 6% of such Average Bid Price, or if the Conversion Price is then being determined pursuant to the Issuer's Election (as defined in Section 6.1(d)), less a discount of 14% of such Average Bid Price. In that event, the Company shall, as soon as practicable after the Mandatory Prepayment Date, issue and deliver to the Holder at its address set forth in Section 9.10 hereof a share certificate or certificates for the number of shares of Common Stock (rounded to the nearest whole number) issuable to the Holder in payment of the Mandatory Prepayment or shall issue and deliver such shares as otherwise agreed to by the Company and the Holder.

                 1.4 Issuance of New Note upon Mandatory Prepayment. Upon any Mandatory Prepayment of this Note pursuant to Section 1.2, this Note shall be cancelled and a new note for the unpaid portion of the principal amount bearing the date of original issue and having the same rights and privileges as this Note shall be delivered to the Holder.

         2.      Interest.

                 2.1 Adjustment of Interest Rate. The Notes shall bear interest initially at a rate per annum equal to 10%; provided, however, that
(i) if the Closing Bid Price has been at least 125% but less than 133% of the Conversion Price then in effect on each of the 120 Trading Days ending five Trading Days prior to any Interest Payment Date, then the annual interest rate on the Notes for the period ending on that Interest Payment Date shall be reduced to 8%; (ii) if the Closing Bid Price has been at least 133% but less than 150% of the Conversion Price then in effect on each of the 120 Trading Days ending five Trading Days prior to any Interest Payment Date, then the annual interest rate on the Notes for the period ending on that Interest Payment Date shall be reduced to 6%; (iii) if the Closing Bid Price has been at least 150% but less than 175% of the Conversion Price then in effect on each of the 120 Trading Days ending five Trading Days prior to any Interest Payment Date, then the annual interest rate on the Notes for the period ending on that Interest Payment Date shall be reduced to 3%; or (iv) if the Closing Bid Price has been at least 175% of the Conversion Price then in effect on each of the 120 Trading Days ending five Trading Days prior to any Interest Payment Date, then there shall be no interest due and payable for the period ending on that Interest Payment Date. For purposes of determining if the Closing Bid Price exceeded a specified level for 120 consecutive Trading Days, any trading day for which a Registration Statement was not effective shall not be deemed a Trading Day. Together with any interest payment at a rate reduced pursuant to this Section 2.1, the Company shall deliver to the Holder an officer's certificate certifying to the Closing Bid Price of the Company's Common Stock during such 120 Trading Day period.

                 2.2 Interest Payment in Common Stock. The Company may elect, at its sole option, by notice to the Holders of the Notes given at any time prior to the 15 Trading Day period referred to below in accordance with
Section 9.10 below, to make any interest payment in whole or in part in cash. To the extent the Company does not elect to make any interest payment in cash within such specified time period, the Company shall pay the interest payable, in whole or in part, by issuing that number of shares (rounded to the nearest whole number) of the Company's Common Stock, valued as provided below, with an aggregate value equal to the aggregate amount of interest payable in shares on that Interest Payment Date. For this purpose, the shares of the Company's Common Stock shall be valued at the Average Bid Price for the 15 Trading Days ending five Trading Days prior to the Interest Payment Date, less a discount of 5% of such Average Bid Price, or if the Conversion Price is then being determined pursuant to the Issuer's Election, less a discount of 10% of such Average Bid Price. In that event, the Company shall, as soon as practicable after the Interest Payment Date, issue and deliver to the Holder at its address set forth in Section 9.10 hereof a share certificate or certificates for the number of shares of Common Stock (rounded to the nearest whole number) issuable





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
in payment of the interest payable to the Holder on that date or shall issue and deliver such shares as otherwise agreed to by the Company and the Holder.

                 2.3 Default. Notwithstanding anything to the contrary in this Note, upon the occurrence and during the continuance of an Event of Default pursuant to Section 4(i), the annual interest rate shall be 18% per annum, and upon the occurrence and during the continuance of any other Event of Default (other than an Event of Default under Section 4(ii), (iii) or (x) hereof), the annual interest rate shall be 12%, without, in either case, reduction pursuant to Section 2.1.

         3.      Additional Interest.

                 3.1 Payments with respect to Eurobonds. If prior to maturity on March 21, 2000 the entire $30,000,000 principal amount of Senior Exchangeable Notes due 2000 (the "Eurobonds") issued by Sunshine Precious Metals, Inc., a wholly-owned subsidiary of the Company ("SPMI"), has neither been converted into shares of the Company's Common Stock or refinanced with Junior Debt (as defined below), then on March 21, 2000, the Company shall pay to each Holder of the Notes, as additional interest on the Notes, an amount equal to 10% of the then outstanding principal amount of the Notes held by such Holder. The Company may elect, at its sole option, by notice to the Holders of the Notes given at any time prior to the 15 Trading Day period referred to below, to make the additional payment payable pursuant to this Section 3.1, in whole or in part, in cash. To the extent the Company does not elect to make any additional payment in cash within such specified time period, the Company shall make the additional payment by issuing that number of shares of the Company's Common Stock (rounded to the nearest whole number), valued as provided below, with an aggregate value equal to the aggregate amount of the additional interest payable in shares. For this purpose, the shares of the Company's Common Stock shall be valued at the Average Bid Price for the 15 Trading Days prior to March 21, 2000, less a discount of 5% of such Average Bid Price, or if the Conversion Price is then being determined pursuant to the Issuer's Election, less a discount of 10% of such Average Bid Price. In that event, the Company shall, as soon as practicable after March 21, 2000, issue and deliver to the Holder at its address set forth in Section 9.10 hereof a share certificate or certificates for the number of shares of Common Stock (rounded to the nearest whole number) issuable to the Holder as payment of the additional interest or shall issue and deliver such shares as otherwise agreed by the Company and the Holder.

                 Additional interest is also payable as provided in Section 4.2 of the Purchase Agreement.

                 As used in this Agreement, Junior Debt means Indebtedness of the Company which is subordinated to the Notes or Indebtedness of SPMI which is





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
subordinated to the Guaranty to be delivered by SPMI to the Holders pursuant to
Section 8.2.

         4.      Events of Default.  If any of the events specified in this
Section 4 shall occur (herein individually referred to as an "Event of Default"), the Holder of this Note may, so long as such condition exists, declare the entire principal and unpaid accrued interest hereon immediately due and payable, by notice in writing to the Company:

                 (i) Default is made for a period of five (5) business days or more in the payment of any principal or accrued interest due in respect of this Note or in the issuance of shares of Common Stock to be issued as payment hereunder;

                 (ii) Any representation or warranty made by the Company in this Note or the Note Purchase Agreement shall have been false in any material respect when made;

                 (iii) The Company shall default in the performance or observance of any covenant or agreement contained in this Note and, if capable of being remedied, such default shall continue unremedied for a period of 10 days after written notice shall have been given by the Holder to the Company;

                 (iv) If (i) any other Indebtedness (as defined below) of the Company or any Principal Subsidiary (as defined below) becomes due and repayable prior to its stated maturity by reason of an event of default (howsoever described) or (ii) any such Indebtedness is not paid when due or within any applicable grace period (as originally provided) or (iii) the Company or any Principal Subsidiary fails to pay when due (or, as the case may be, within any originally applicable grace period) any amount payable by it under any present or future guarantee for, or indemnity in respect of, any Indebtedness of any Person (as defined in Section 6.2) or (iv) any security given by the Company or any Principal Subsidiary for any Indebtedness or any guarantee or indemnity of Indebtedness of any Person or any guarantee or indemnity of such Indebtedness of any Person becomes enforceable by reason of default in relation thereto and steps are taken to enforce such security save in any such case where there is a bona fide dispute as to whether the relevant Indebtedness or any such guarantee or indemnity as aforesaid shall be due and payable; provided that in each such case the Indebtedness exceeds in the aggregate $1,000,000 and in each such case such event continues unremedied for a period of 30 calendar days (or such longer period as a Majority of the Holders (as defined in Section 6.2) may in their sole discretion consent to in writing upon receipt of written notice from the Company);





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
                 (v) If there is any final judgment or judgments for the payment of money exceeding in the aggregate $1,000,000 outstanding against the Company or any Principal Subsidiary which has been outstanding for more than 60 calendar days from the date of its entry and shall not have otherwise been discharged in full or stayed by appeal, bond or otherwise;

                 (vi) If the Company or any Principal Subsidiary shall fail to pay its debts as such debts become due (except debts which the Company or such Principal Subsidiary, as the case may be, may contest in good faith) generally or shall be declared or adjudicated by a competent court to be insolvent or bankrupt, consents to the entry of an order of relief against it in an involuntary bankruptcy case, shall enter into any assignment or other similar arrangement for the benefit of its creditors or consents to the appointment of a custodian (including, without limitation, a receiver, liquidator or trustee);

                 (vii) If a receiver, administrative receiver, administrator or other similar official shall be appointed in relation to the Company or any Principal Subsidiary or in relation to the whole or a substantial part of the undertaking or assets of any of them or a distress, execution or other process shall be levied or enforced upon or sued out against, or an encumbrancer shall take possession of, the whole or a substantial part of the assets of any of them and in any of the foregoing cases it or he shall not be paid out or discharged within 90 calendar days (or such longer period as a Majority of the Holders may in their absolute discretion consent to in writing upon receipt of written notice from the Company);

                 (viii) If the Company or any Principal Subsidiary institutes proceedings to be adjudicated a voluntary bankrupt, or shall consent to the filing of a bankruptcy proceeding against it, or shall file a petition or answer or consent seeking organization under the laws of the Federal Bankruptcy Code or any similar applicable Federal or State law, or shall consent to the filing of any such petition, or shall consent to the appointment of a receiver or liquidator or trustee or assignee (or other similar official) in bankruptcy or insolvency of it or its property, or shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they come due;

                 (ix) if a decree or order by a court having jurisdiction in the premises shall have been entered adjudging the Company a bankrupt or insolvent, or approving as properly filed a petition seeking the reorganization of the Company under the Federal Bankruptcy Code or any other similar applicable Federal or State law, and such decree or order shall have continued undischarged or unstated for a period of 90 calendar days; or a decree or order





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
         of a court having jurisdiction in the premises for the appointment of a receiver or liquidator or trustee or assignee (or other similar official) in bankruptcy or insolvency of the Company or of all or substantially all of its property, or for the winding up or liquidation of its affairs, shall have been entered, and such decree or order shall have continued undischarged and unstayed for a period of 90 calendar days; or

                 (x) The Registration Statement has not been declared effective by the Securities and Exchange Commission within 240 days after the date hereof, or if, after the Registration Statement is declared effective, the Registration Statement ceases to be effective for 100 days within any 12-month period.

                 As used in this Note, "Indebtedness" of any Person, means any present or future obligations, which shall include all (i) obligations which in accordance with the generally accepted accounting principles, shall be classified upon the balance sheet of such Person as liabilities, (ii) obligations for borrowed money, (iii) obligations which have been incurred in connection with the acquisition of any property (including without limitation, all obligations evidenced by any indenture, bond, note, commercial paper or other similar security, but excluding, in any case, obligations arising from the endorsement in the ordinary course of business of negotiable instruments for deposit or collection, (iv) obligations secured by any lien existing on property owned, even though such Person has not assumed or become liable for the payment of such obligations, (v) obligations created or arising under conditional sale or other title retention agreement with respect to property acquired by such Person, notwithstanding the fact that the rights and remedies of the seller, lender or lessor under such agreement in the event of default are limited to repossession or sale of such property, (vi) obligations for capitalized leases, (vii) obligations for all guarantees, whether or not reflected in the balance sheet of such Person, and (viii) reimbursement and other payment obligations (whether contingent, mature or otherwise) of such Person in respect of acceptance or documentary credit. Notwithstanding the foregoing, Indebtedness shall not include (i) Indebtedness incidental to the operation of the business of the Person in the ordinary course and in the aggregate not to exceed $1,000,000 and (ii) Indebtedness represented by purchase, rental or lease obligations which would cause the direct or contingent liabilities of the Person and its subsidiaries on a consolidated basis, in respect of all such obligations, not to exceed $1,000,000 in any period of 12 months.

                 As used in this Note, a "Principal Subsidiary" at any time means a subsidiary of the Company:

                 (A) whose gross assets represent 15 percent or more of the consolidated gross assets of the Company and its subsidiaries as calculated by reference to the then latest audited financial statements of the Company and its subsidiaries; or

                 (B) to which is transferred all or substantially all of the business, undertaking and assets of a subsidiary of the Company which immediately prior to such transfer is a Principal Subsidiary, whereupon the transferor Subsidiary shall immediately cease to be a Principal Subsidiary and the transferee Subsidiary shall cease to be a Principal Subsidiary under the provisions of this sub-paragraph (B) (but without prejudice to the provisions of sub- paragraph (A) above), upon publication of its next audited financial statements; or

                 (C) which owns at least 33-1/3% of the Company's interest in the Pirquitas mine in Argentina.

                 A report by the Auditors that in their opinion a subsidiary of the Company is or is not or was or was not at any particular time or throughout any specified period a Principal Subsidiary pursuant to clause (A) or (B) above shall, in the absence of manifest error, be conclusive and binding on all parties.

                 The Company shall send to each Holder, within 14 days after its annual audited consolidated balance sheet and profit and loss account being made available to its shareholders, and also within 14 days after any request by a Majority of the Holders, a certificate signed by two duly authorized officers of the Company on behalf of the Company to the effect that, having made all reasonable enquiries, to the best of the knowledge, information and belief of the Company as at a date (the "Certification Date") being not more than five days before the date of the certificate no Event of Default had occurred since the date of this Note or the Certification Date of the last such certificate (if any) or, if such an event had occurred, giving details of it together with a list of subsidiaries which are Principal Subsidiaries of the Company.

         5.      Conversion.

                 5.1 Optional Conversion. Subject to the terms and provisions of this Section 5, the Holder shall have the right, at the Holder's option, at any time and from time to time, to convert the principal amount of this Note or such portion of such principal amount (but not any accrued and unpaid interest thereon) as the Holder may elect into fully paid and nonassessable shares of the Company's Common Stock . The number of shares of Common Stock into which this Note may be converted shall be determined by dividing the principal amount to be converted by the Conversion Price (as defined below) in effect at the time of such conversion. The price at which this Note may be converted into shares of the Company's Common Stock (the "Conversion Price") shall initially be equal to $.95, subject to the adjustments set forth in Section 6 hereof. The accrued interest on any portion of the Note that is converted shall be paid on the following Interest Payment Date in shares or cash, at the Company's option, as provided in Section 2.2.

                 5.2 Partial Conversion. Upon any partial conversion of this Note pursuant to Section 5.1 hereof, a new note for the unconverted portion of the principal amount bearing the date of original issue and having the same rights and privileges as this Note shall be delivered to the Holder.

                 5.3 Mechanics and Effect of Conversion. To optionally convert this Note into Common Stock pursuant to Section 5.1 hereof, the Holder shall surrender this Note at the principal offices of the Company (the date of surrender being referred to as the "Conversion Date"), together with a written notice (the "Conversion Notice") to the Company of the Holder's election to convert. At its expense, the Company shall, as soon as practicable thereafter, issue and deliver to such Holder at such principal office, a share certificate or certificates for the number of shares of Common Stock to which such Holder is entitled upon such conversion or shall issue and deliver such shares as otherwise agreed by the Company and the Holder. Any conversion of this Note pursuant to Section 5.1 hereof shall be deemed to have been made immediately prior to the close of business on the date of the surrender and delivery of this Note and the corresponding Conversion Notice.

         6.      Anti-Dilution and Other Provisions.

                 6.1      Reset of Conversion Price.

                          (a)     If the Average Bid Price for the 15 Trading
Days immediately preceding May 1, 1999 is less than the Conversion Price then in effect, then the Conversion Price for $7,500,000 of the Notes shall be reset downward on May 1, 1999 to a Conversion Price equal to such Average Bid Price. If the Average Bid Price for the 15 Trading Days immediately preceding April 1, 2000 is less than the Conversion Price then in effect, then the Conversion Price for $7,500,000 of the Notes shall be reset downward on April 1, 2000 to a Conversion Price equal to such Average Bid Price. If the Conversion Price is reset on April 1, 2000, and, as a result of the reset on May 1, 1999, some of the Notes are convertible at a Conversion Price higher than the Conversion Price of other Notes, the Conversion Price of the Notes with the higher Conversion Price shall be reset first and then the Conversion Price of the Notes with the lower Conversion Price shall be reset, until the Conversion Price of $7,500,000 of the Notes shall have been reset. If pursuant to this
Section 6.1(a) the Conversion Price is reset with respect to less than all of the outstanding Notes, then the Conversion Price for this Note shall be reduced with respect to that portion of the principal amount of this Note equal to the principal amount of this Note times a fraction of which the numerator is $7,500,000 and the denominator is the aggregate principal amount of the Notes outstanding; provided, however, that if pursuant to this Section 6.1(a) the Conversion Price is reset on May 1, 1999 and reset again on April 1, 2000 with respect to less than all of the Notes with a lower Conversion Price, then the Conversion Price for such Notes shall be reduced with respect to that portion of each such Note equal to the principal amount of that Note times a fraction of which the numerator is the remainder of the $7,500,000 principal amount of Notes to be reset (after the Conversion Price of the Notes with the higher Conversion Price has been reset) and the denominator is the aggregate principal amount of the Notes with the lower Conversion Price. In each such event, the Company shall issue and deliver to the Holder two new Notes in exchange for this Note, each bearing the date of original issue and having the same rights and privileges as this Note, one in the principal amount for which the Conversion Price is not changing reflecting the Conversion Price prior to the reset pursuant to this Section 6.1(a) and the other in the principal amount for which the Conversion Price is changing and reflecting the reset Conversion Price.

                          (b)     If after the later of the date hereof or the
last date on which the Conversion Price had been reset pursuant to this Section 6.1, (1) the Company shall issue more than 12 million shares of the Company's Common Stock (excluding shares issued pursuant to this Note but including shares issuable upon exercise or conversion of any rights, options, warrants or convertible or exchangeable securities referred to in clause (2) below), or (2) the Company shall issue rights, options or warrants to purchase, or securities convertible or exchangeable into, an aggregate of more than 12 million shares of the Company's Common Stock, then on the 210th day after the last such issuance which resulted in the aggregate exceeding 12 million shares, if the Average Bid Price for the 15 Trading Days immediately preceding such day is less than the Conversion Price as then in effect, then the Conversion Price shall be reset to equal such Average Bid Price.

                          (c)     If after the date hereof there is a reverse
stock split of shares of the Company's Common Stock into a lesser number of shares, then on the 90th day after such split, if the Average Bid Price for the 15 Trading Days immediately preceding such day is less than the Conversion Price as then in effect, then the Conversion Price shall be reset to equal such Average Bid Price.

                          (d)     Notwithstanding anything to the contrary in
this Note, the Company may elect, by notice to the Holders of the Notes (the "Issuer's Election") given on or before any date on which the Conversion Price would be reset pursuant to this Section 6.1, to set on such reset date the Conversion Price instead at the lower of $.50 per share (subject to reduction pursuant to the anti-dilution provisions of Section 6.2 hereof) or the lowest price at which any shares of the Company's Common Stock were issued after the date hereof.

                 6.2      Adjustment of Conversion Price.

                          (a)     Definitions.  As used in this Section 6, the
following terms have the following meanings:

                                  (i)      "Shares" means shares of the
                 Company's Common Stock (and any other shares of stock resulting from any sub-division, consolidation or reclassification of such shares).

                                  (ii)     "Stock Split" means any kind of
                 stock split in relation to the Shares and includes a free share distribution, a stock dividend and a sub-division.

                                  (iii)    "Current Market Price" means the
                 closing bid price on the New York Stock Exchange.

                                  (iv)     "Auditors" means the Company's
                 independent public accountants.

                                  (v)      "Majority of the Holders" means the
                 Holders of more than 50% of the outstanding principal amount of the Notes.

                                  (vi)     "Person" means any individual,
                 trust, corporation, partnership, limited liability company or other entity or organization.

                          (b)     Adjustment of Conversion Price.  The
Conversion Price shall be adjusted as follows:

                                  (i)      If and whenever there shall be an
                                           alteration to the number of Shares
                                           as a result of consolidation,
                                           reclassification or subdivision of
                                           the Shares, the Conversion Price
                                           shall be adjusted by multiplying the
                                           Conversion Price in force
                                           immediately before such alteration
                                           by the following fraction:

                                                           A
                                                          --
                                                           B

                                  where:

                                  A        is the number of Shares in issue
                                           immediately before such alteration;
                                           and

                                  B        is the number of Shares in issue
                                           immediately after such alteration.

                                  Such adjustment shall become effective on the date the alteration takes effect.

                                  (ii)     If and whenever the Company shall
                                           issue any Shares credited as fully
                                           paid to its shareholders by way of
                                           capitalization of profits or
                                           reserves (including any share
                                           premium account and capital
                                           redemption reserve), or may make any
                                           Stock Split the Conversion Price
                                           shall be adjusted by multiplying the
                                           Conversion Price in force
                                           immediately before such issue by the
                                           following fraction:

                                                         A
                                                        --
                                                         B

                                  where:

                                  A        is the aggregate nominal amount of
                                           the issued Shares immediately before
                                           such issue; and

                                  B        is the aggregate nominal amount of
                                           the issued Shares immediately after
                                           such issue.

                                  Such adjustment shall become effective on the date of such issue.

                                  (iii)    If and whenever the Company shall
                                           issue any Shares, or shall issue or
                                           grant any securities (including
                                           options, warrants and other rights)
                                           carrying rights to subscribe for or
                                           purchase any Shares, in each case at
                                           a price per Share which is less than
                                           the Current Market Price per Share
                                           on the Trading Day last preceding
                                           the date on which the terms of such
                                           issue or grant are publicly
                                           announced, the Conversion Price
                                           shall be adjusted by multiplying the
                                           Conversion Price in force
                                        immediately before such issue or grant
                                        by the following fraction:

                                                        A + B
                                                        -----
                                                        A + C

                                  where:

                                  A        is the number of Shares in issue
                                           immediately before such announcement;

                                  B        is the number of Shares which the
                                           aggregate consideration receivable
                                           for the Shares so issued, or for the
                                           maximum number of Shares to be
                                           issued upon exercise in full of such
                                           rights, would purchase at such
                                           Current Market Price per Share; and

                                  C is the number of Shares so issued or such maximum number of Shares.

                                  Such adjustment shall become effective on the date of such issue or grant.

                                  (iv)     If and whenever the Company shall
                                           issue any securities (other than
                                           Shares and any securities, options,
                                           warrants or other rights referred to
                                           in paragraph (iii) of this Section
                                           6.2(b)) to its shareholders as a
                                           class by way of rights, or shall
                                           issue or grant to its shareholders
                                           as a class by way of rights
                                           securities (including options,
                                           warrants and other rights) carrying
                                           rights to subscribe for or purchase
                                           any securities (other than Shares
                                           and any securities, options,
                                           warrants or other rights referred to
                                           in such paragraph (iii) or shall
                                           distribute assets, cash or other
                                           property to its shareholders (other
                                           than usual annual or interim
                                           dividends in cash), the Conversion
                                           Price shall be adjusted by
                                           multiplying the Conversion

                                           Price in force immediately before
                                           such issue or grant or distribution
                                           by the following fraction:

                                                     A  - B
                                                     ------
                                                        A

                                  where:

                                  A        is the Current Market Price per
                                           Share on the dealing day last
                                           preceding the date on which the
                                           terms of such issue or grant or
                                           distribution are publicly announced;
                                           and

                                  B is the fair market value on the date of such announcement, as determined in good faith by an investment banker of national repute, acting as an expert, appointed by the Company and approved in writing by a Majority of the Holders or, in default of such appointment or in the absence of such approval, appointed by a Majority of the Holders, of the portion of the rights attributable to one Share.

                                  Such adjustment shall become effective on the date of such issue or grant or distribution.

                                  (v)      If and whenever the Company or (at
                                           the direction or request of or
                                           pursuant to any arrangements with
                                           the Company or any subsidiary) any
                                           subsidiary or any other company,
                                           Person or entity (otherwise than as
                                           mentioned in paragraph (iii) or (iv)
                                           of this Section 6.2(b)) shall issue
                                           or grant wholly for cash or for no
                                           consideration any securities (other
                                           than the Notes but including
                                           options, warrants and other rights)
                                           carrying rights of conversion into,
                                           or exchange or subscription for,
                                           Shares, or securities which by their
                                           terms might be redesignated as
                                           Shares or so as to carry rights of
                                           conversion into, or exchange or
                                           subscription for, Shares, where the
                                           consideration per Share receivable
                                           upon exercise of such rights or upon
                                           such redesignation is less than the
                                           Current Market Price per Share on
                                           the dealing day last
                                           preceding the date on which the terms
                                           of such issue or grant are publicly
                                           announced, the Conversion Price
                                           shall be adjusted by multiplying the
                                           Conversion Price in force
                                           immediately before such issue or
                                           grant by the following fraction:

                                                       A  + B
                                                       ------
                                                       A  + C

                                  where:

                                  A        is the number of Shares in issue
                                           immediately before such issue or
                                           grant;

                                  B        is the number of Shares which the
                                           aggregate consideration receivable
                                           for the maximum number of Shares to
                                           be issued upon exercise in full of
                                           such rights, or arising from such
                                           redesignation, would purchase at
                                           such Current Market Price per Share;
                                           and

                                  C        is the maximum number of Shares to
                                           be issued upon exercise in full of
                                           such rights at the initial
                                           conversion, exchange or subscription
                                           price or rate or to arise upon such
                                           redesignation.

                                  Such adjustment shall become effective on the date of such issue or grant.

                                  (vi)     If the Company (after consultation
                                           with a Majority of the Holders) or a
                                           Majority of the Holders (after
                                           consultation with the Company)
                                           determines that an adjustment should
                                           be made to the Conversion Price as a
                                           result of one or more events or
                                           circumstances not referred to in
                                           paragraphs (i) to (v) of this
                                           Section 6.2(b) (even if the relevant
                                           event or circumstance is
                                           specifically excluded from the
                                           operation of those paragraphs or any
                                           of them) the Company, shall, at its
                                           own expense and acting reasonably,
                                           request the Auditors, acting as
                                           experts, to determine as soon as
                                           practicable what adjustment (if any)
                                           to the Conversion Price is fair and
                                           reasonable to take
                                           account of such event or circumstance
                                           and the date on which such
                                           adjustment should take effect, and
                                           upon such determination such
                                           adjustment (if any) shall be made
                                           and shall take effect in accordance
                                           with such determination, but so that
                                           an adjustment shall be made pursuant
                                           to this sub-paragraph (vi) if the
                                           Auditors are so requested to make
                                           such a determination not more than
                                           21 days after the occurrence of the
                                           relevant event or circumstance.

                          Provided that where the circumstances giving rise to any adjustment pursuant to this Section 6.2(b) have already resulted or will result in an adjustment to the Conversion Price or where the circumstances giving rise to any adjustment arise by virtue of any other circumstances which have already given or will give rise to an adjustment to the Conversion Price, such modification (if any) shall be made to the operation of the provisions of this Section 6.2(b) as may be advised by the Auditors, acting as experts, to be in their opinion appropriate in order to give the intended effect.

                          (c)     Calculation of Consideration Receivable.  For
the purpose of any calculation of the consideration receivable pursuant to
Section 6.2(b) the following provisions shall apply:

                                  (i)      the aggregate consideration
                                           receivable for Shares issued for
                                           cash shall be the amount of such
                                           cash received or receivable by the
                                           Company, provided that in no case
                                           shall any deduction be made for any
                                           commission or any expenses paid or
                                           incurred by the Company for any
                                           underwriting of the issue or
                                           otherwise in connection therewith;

                                  (ii)     the aggregate consideration
                                           receivable for Shares to be issued
                                           upon the exercise of rights of
                                           exchange or subscription shall be
                                           the consideration received or
                                           receivable by the Company which is
                                           attributed by the Company to such
                                           rights or, if no part of such
                                           consideration is so attributed or
                                           the Majority of the Holders so
                                           requires by notice in writing to the
                                           Company, the fair market value of
                                           such rights as at the date on
                                           which the terms of issue of the
                                           relevant securities (including
                                           options, warrants and other rights)
                                           are publicly announced (as
                                           determined in good faith by an
                                           investment banking firm of national
                                           repute, acting as an expert,
                                           appointed by the Company and
                                           approved in writing by a Majority of
                                           the Holders or, in default of such
                                           appointment or in the absence of
                                           such approval, appointed by a
                                           Majority of the Holders) plus the
                                           additional consideration to be
                                           received by the Company as a
                                           consequence of such exercise, such
                                           additional consideration to be the
                                           amount (including any premium) to be
                                           treated by the Company as paid up on
                                           the Shares or other securities
                                           arising from such exercise (the
                                           consideration in all such cases to
                                           be determined subject to the proviso
                                           in paragraph (i) of this Section
                                           6.2(c));

                                  (iii)    the consideration per Share
                                           receivable upon the exercise of
                                           rights, exchange or subscription
                                           shall be the aggregate consideration
                                           referred to in paragraph (ii) of
                                           this Section 6.2(c), converted into
                                           dollars if such consideration is
                                           expressed in a currency other than
                                           dollars at such rate of exchange as
                                           may be determined in good faith by
                                           an investment banking firm of
                                           national repute, acting as an
                                           expert, appointed by the Company and
                                           approved in writing by a Majority of
                                           the Holders or, in default of such
                                           appointment or in the absence of
                                           such approval, appointed by a
                                           Majority of the Holders, to be the
                                           spot rate ruling at the close of
                                           business on the date on which the
                                           terms of issue of the relevant
                                           securities (including options,
                                           warrants and other rights) are
                                           publicly announced, divided by the
                                           number of Shares to be issued upon
                                           such exercise at the initial
                                           conversion, exchange or subscription
                                           price or rate; and

                                  (iv)     if the consideration receivable for
                                           Shares or upon the exercise of
                                           rights, exchange or subscription is
                                           property other than cash, then the
                                           amount of the consideration
                                           receivable shall be the fair market
                                           value of such property as determined
                                           in good faith by the chief financial
                                           officer of the Company, except that
                                           if the market value of the Shares
                                           issued exceeds $10,000,000 and a
                                           Majority of the Holders dispute the
                                           determination by the chief financial
                                           officer, then as determined in good
                                           faith by an investment banking firm
                                           of national repute, acting as an
                                           expert, appointed by the Company and
                                           approved in writing by a Majority of
                                           the Holders; provided, however, that
                                           if the Eurobonds are exchanged, the
                                           fair market value of the Eurobonds
                                           shall be deemed to be the face value
                                           of the Eurobonds (regardless of any
                                           price at which they may be traded).

                          (d)     Post-record date Adjustments.  If the
Conversion Date in relation to any Note shall be after the record date for any such issue, grant or offer as is mentioned in Section 6.2(b), but before the relevant adjustment becomes effective under Section 6.2(b), the Company shall (conditional upon such adjustment becoming effective) procure that there shall be issued to the converting Holder or in accordance with the instructions contained in the Conversion Notice (subject to any applicable exchange control or other laws or other regulations) such additional number of Shares as, together with the Shares issued or to be issued on conversion of the relevant Note, is equal to the number of Shares which would have been required to be issued on conversion of such Note if the relevant adjustment (more particularly referred to in such paragraphs) to the Conversion Price had in fact been made and become effective immediately after the relevant record date. Such additional Shares will be allotted as at, and within one month after, the relevant Conversion Date or of the date of issue of Shares if the adjustment results from the issue of Shares and certificates for such Shares will be despatched within such period of one month.

                          (e)     Other Provisions Relating to Adjustments.
The Company may at any time or from time to time reduce the Conversion Price either permanently or temporarily (a "Voluntary Reduction"). Notwithstanding a Voluntary Reduction, the determination of the interest rate payable pursuant to
Section 2.1 and the determination of whether a Mandatory Prepayment is due pursuant to Section 1.2 shall be made without giving effect to the Voluntary Reduction. Notwithstanding the provisions of this Section 6.2, the Conversion Price will not be reduced as a result of any adjustment, and the Company covenants not to take any action, if, after giving effect thereto, the Conversion Price would be reduced to such an extent that, under applicable law then in effect, Notes may not be converted at such reduced Conversion Price for legally issued, fully paid and non-assessable Shares. The Conversion Price may also not be reduced so that, on exchange of Notes, Shares would be issued at a discount to their par value (the Company hereby agreeing not to take any action to increase the par value of the shares of the Company's Common Stock). No adjustment will be made where such adjustment would be less than 5 percent of the Conversion Price then in effect. Any adjustment not so made will be carried forward and taken into account in any subsequent adjustment. On any adjustment, the resultant Conversion Price, if not an integral multiple of one cent shall be rounded down to the nearest one cent.

                 Where more than one event which gives or may give rise to an adjustment to the Conversion Price occurs within such a short period of time that in the opinion of the Auditors the foregoing provisions would need to be operated subject to some modification in order to give the intended result, such modification shall be made to the operation of the foregoing provisions as may be advised by the Auditors to be in their opinion appropriate in order to give such intended result.

                 No adjustment will be made to the Conversion Price when Shares or other securities (including rights or options) are issued, offered or granted to employees (including directors holding executive office) of the Company or any subsidiary or any associated company of the Company pursuant to any employee benefit, compensation or profit sharing plan, whether now in effect or hereafter created or amended.

                 6.3      Covenants Relating to Conversion.

                          (a)     The Company hereby undertakes to and
covenants with the Holders of the Notes that so long as any Conversion Right remains exercisable, it will, save with the prior written approval of all of the Holders of the Notes:

                                  (i)      Issue and ensure sufficient share
                                           capital:  issue Shares to Holders of
                                           the Notes on the exercise of
                                           Conversion Rights in accordance with
                                           the terms of the Notes and at all
                                           times keep available for issue free
                                           from pre-emptive rights out of its
                                           authorized but unissued capital such
                                           number of Shares as would enable the
                                           Conversion Rights and all other
                                           rights of subscription and exchange
                                           for and exchange into Shares to be
                                           satisfied in full;

                                  (ii) Limited modification of rights: not in any way modify the rights attaching to the Shares with respect to voting, dividends or liquidation nor issue any other class of equity share capital carrying any rights which are more favorable than the rights attaching to the Shares;

                                  (iii)    Restricted action:  not make any
                                           issue, grant or distribution or take
                                           any other action if the effect
                                           thereof would be that, on the
                                           conversion of Notes, Shares would
                                           have to be issued at a discount or
                                           otherwise could not, under any
                                           applicable law then in effect, be
                                           legally issued as fully paid;

                                  (iv)     Officers' certificate on adjustment
                                           of Conversion Price:  upon the
                                           happening of an event as a result of
                                           which the Conversion Price will be
                                           adjusted pursuant to the Notes, as
                                           soon as reasonably practicable
                                           deliver to the Holders of the Notes
                                           a certificate signed by two duly
                                           authorized officers of the Company
                                           on behalf of the Company setting
                                           forth brief particulars of the
                                           event, the adjusted Conversion
                                           Price, the date on which such
                                           adjustment takes effect and such
                                           other particulars and information as
                                           the Holders may reasonably require;
                                           and

                                  (v)      Maintain Listing:  maintain a
                                           listing for all the issued shares of
                                           the Company's Common Stock on the
                                           New York Stock Exchange, it being
                                           understood that if the Company is
                                           unable to obtain or maintain such
                                           listing of the shares, it will seek
                                           to obtain and maintain a listing for
                                           all the shares issued on conversion
                                           of the Notes on the American Stock
                                           Exchange or the NASDAQ National
                                           Market System, or if it is unable to
                                           obtain a listing thereon, on any
                                           other stock exchange or on NASDAQ or
                                           on the National Quotation Bureau
                                           Incorporated (each an "Alternative
                                           Stock Exchange") as the Company may
                                           from time to time (with the written
                                           consent of a Majority of the Holders
                                           which consent shall not be
                                           unreasonably withheld and which
                                           consent shall be deemed given if not
                                           denied within three (3) business
                                           days of receipt of a notice
                                           requesting consent) determine and
                                           will forthwith give notice to the
                                           Holders of the listing, de-listing
                                           or
                                           quotation or lack of quotation of the
                                           Shares (as a class) by any such
                                           Alternative Stock Exchange.

                          6.4     Adjustment for Consolidations and Mergers.
         In case of any consolidation or merger of the Company with or into another corporation (other than a consolidation or merger in which the Company is the surviving corporation) or the sale of all or substantially all of the assets of the Company to another corporation, this Note thereafter shall be convertible into the kind and amount of shares of stock or other securities or property to which a Holder of the number of shares of the Company's Common Stock issuable upon conversion of this Note would have been entitled upon such consolidation, merger or sale; and, in such case, appropriate adjustment (as determined in good faith by the Board of Directors of the Company) shall be made in the application of the provisions in this Section 6, to the end that the provisions set forth in this
         Section 6 (including provisions with respect to changes in and adjustments of the number of shares of Common Stock into which this
         Note is convertible) shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other securities or property thereafter deliverable upon the conversion of this Note.

                 6.5 No Impairment. The Company will not, by amendment of its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company but will at all times in good faith assist in the carrying out of all the provisions of this Section 6 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the Holder against impairment.

                 6.6      Notices to Holder.  If at any time,

                          (a)     The Company shall take any action which would
require an adjustment pursuant to this Section 6 in the Conversion Price or in the number of shares issuable upon conversion of this Note; or

                          (b)     The Company shall issue any additional shares
of Common Stock or declare any dividend (or any other distribution) on its Common Stock; or

                          (c)     there shall be any capital reorganization or
reclassification of the Common Stock, or any consolidation or merger to which the Company is a party, or any sale or transfer of all or substantially all of the assets of the Company; or

                          (d)     there shall be a voluntary or involuntary
dissolution, liquidation or winding-up of the Company;

then, in any one or more of such cases, the Company shall give written notice to the Holder, not less than 20 days before any record date or other date set for definitive action, or of the date on which such reorganization, reclassification, sale, consolidation, merger, dissolution, liquidation or winding up shall take place, as the case may be. Such notice shall also set forth such facts as shall indicate the effect of such action (to the extent such effect may be known at the date of such notice) on the current Conversion Price and the kind and amount of shares of the Company's Common Stock and other securities and property deliverable upon conversion of this Note. Such notice shall also specify the date as of which the holders of the Company's Common Stock of record shall be entitled to exchange their shares of the Company's Common Stock for securities or other property deliverable upon such reorganization, reclassification, sale, consolidation, merger, dissolution, liquidation or winding up, as the case may be.

         7. Put Upon Merger. In case of any consolidation or merger of the Company with or into another corporation (other than a consolidation or merger in which the Company is the surviving corporation) in which the shareholders of the Company receive solely cash for their shares of the Company's Common Stock, the Holder may elect, at its sole option, by notice to the Company given at any time within 30 days after the notice from the Company of the consummation of the consolidation or merger, to require the Company to purchase the Note at a purchase price equal to 100% of the principal amount of the Note, plus all accrued and unpaid interest. If the Holder so elects, a closing shall be held at the principal offices of the Company on a date determined by the Company not later than 30 days after the notice from the Holder; at the closing, the Holder shall surrender the Note to the Company, and the Company shall pay the purchase price for the Note in cash.

         8.      Covenants by the Company.

                 8.1 Ranking. The Notes are direct, unconditional and unsecured obligations of the Company and rank, and will rank pari passu, without any preference among themselves, and such obligations will rank senior to all other outstanding and unsecured subordinated obligations of the Company, present and future, but, in the event of bankruptcy or insolvency of the Company, only to the extent permitted by the applicable laws relating to creditors' rights.

                 8.2 Additional Guaranty. At such time as the Eurobonds are repaid or converted into shares of the Company's Common Stock so that no Eurobonds are outstanding or if the Eurobonds are refinanced with Junior Debt or on a pari passu basis with the guaranty to be issued by SPMI as referred to below, the Company shall cause SPMI to guaranty the Company's obligations pursuant to the Notes pursuant to a Guaranty in the same form as the Guaranty executed by the Company's other subsidiaries on the date hereof. If the Eurobonds are refinanced on a basis that requires the Guaranty to be issued by SPMI to be subordinated to such refinanced debt, then the Guaranty shall be so subordinated to the refinanced indebtedness. At such time as the Company forms any additional subsidiary, the Company shall cause the subsidiary to guaranty the Company's obligations pursuant to the Notes pursuant to a Guaranty in the same form as the Guaranty executed by the Company's other subsidiaries on the date hereof.

                 8.3 Additional Debt. Except for Project Debt (as defined in Section 8.3), neither the Company nor any of its subsidiaries shall issue or incur any additional Indebtedness that is secured by any assets of the Company or its subsidiaries unless the Notes are equally secured on a pari passu basis by such assets. As used in this Note, Project Debt means Indebtedness incurred by a subsidiary of the Company expressly to fund the construction or development of a specific project by that subsidiary.

                 8.4 Federal Tax Matters. The Company shall deduct for Federal income tax purposes the interest payable on the Notes only to the extent of the interest paid or payable on the Notes in cash or shares of the Company's Common Stock pursuant to Sections 2 and 3 hereof.

                 8.5 Financial Information. The Company shall deliver to the Holder promptly, but in any event within 10 days, after any distribution to its shareholders generally of an annual report, proxy statement, registration statement or other similar report or communication, a copy of each such report, proxy statement, registration statement or other similar report or communication; and promptly, but in any event within 10 days after any filing with the Securities and Exchange Commission or with any national securities exchange or with the NASD of any publicly available annual or periodic or special report or proxy statement or registration statement, a copy of such report or statement; and promptly, but in any event within two business days, after released, copies of all press releases and other statements made available generally by the Company to the public concerning material developments.

                 8.6 Merger. The Company shall not merge or consolidate with or sell, convey or otherwise dispose of all or substantially all of its assets to any other corporation, partnership or other legal entity unless (i) the Company shall be the surviving corporation, partnership or other legal entity in the case of a merger, or the surviving, resulting or transferee corporation, partnership or other legal entity ("the successor corporation") shall expressly assume the due and punctual payment of the principal of and interest on all the Notes, according to their tenor, and due and punctual performance of all of the covenants and obligations of the Company under the Notes, and (ii) the Company or such successor corporation, as the case may be, shall not immediately after such merger, consolidation, sale or conveyance be in default in the performance of any covenants or obligations of the Company under the Notes.

         9.      Miscellaneous.

                 9.1 Waiver. The Company hereby waives presentment for payment, demand, notice of non-payment, protest and notice of protest.

                 9.2 Binding Effect. This Note shall be binding upon the Company and its successors and assigns and shall inure to the benefit of the Holder and its successors, assigns and transferees. The Holder may assign this Note to any Investor (as defined in the Purchase Agreement) or to any affiliate (within the meaning of the Securities Exchange Act of 1934) of any Investor, but shall not assign this Note to any other Person without the consent of the Company, which consent shall not be unreasonably withheld and which consent shall be deemed given if not denied within three (3) business days of receipt of a notice requesting consent. Notwithstanding the foregoing, this Note may not be assigned or transferred in whole or in part, if as a result of such transfer or assignment there would be more than an aggregate of 10 Holders.
Any such permitted assignee or transferee shall be bound by the terms and provisions hereof and the Note Purchase Agreement. Any transfer or assignment in contravention of this Section shall be null and void.

                 9.3 Legal Fees. The Company shall pay to the Holder all costs of suit, including reasonable attorneys' fees, should legal proceedings be instituted at any time to collect any amount due hereon or otherwise to enforce this Note.

                 9.4 Governing Law. This Note shall be governed by and construed in accordance with the internal laws of the State of New York (without reference to its rules as to conflicts of law).

                 9.5 Headings. All headings used herein are for convenience only and shall not be used to construe or interpret this Note.

                 9.6 Other Exchange. If the Company's Common Stock is not traded on the New York Stock Exchange, any reference to the New York Stock Exchange shall be deemed a reference to the principal exchange on which the Company's Common Stock is traded.

                 9.7 Restriction on Right to Issue Common Stock. Notwithstanding anything to the contrary in this Note, the Company shall have no right to make any principal or interest payment or any payment pursuant to
Section 3.1 or 3.2 in shares of the Company's Common Stock at a time when no Registration Statement is effective or at a time when the Company's Common Stock is not traded on the New York Stock Exchange, the American Stock Exchange or the NASDAQ National Market System, without the consent of a Majority of the Holders.

                 9.8 Limit on Number of Shares. Notwithstanding anything to the contrary in this Note, the Purchase Agreement or the Warrants, the aggregate number of shares of the Company's Common Stock issuable pursuant to the Notes and the Warrants shall not exceed the maximum number of shares of the Company's Common Stock that can be issued without obtaining shareholder approval under the rules of the New York Stock Exchange (the "Maximum Number"). The Company shall not make any principal or interest payment in shares of the Company's Common Stock to the extent such issuance, together with all shares previously issued pursuant to the Notes or the Warrants, would exceed the Maximum Number. Notwithstanding anything to the contrary in the Notes, the Purchase Agreement or the Warrants, in the event that the shares of the Company's Common Stock to be issued upon conversion of this Note, in whole or in part, would, upon issuance, exceed the Maximum Number, the Company shall, in lieu of issuing such shares, pay to the Holder an amount equal to the difference between the Conversion Price and the Closing Bid Price on the date of conversion for each share that would otherwise be issuable upon such conversion.

                 9.9 Limitation on Ownership. Notwithstanding anything to the contrary in this Note, during the term of the Notes the Holder and its affiliates (within the meaning of the Securities Exchange Act of 1934) shall not have the right to convert this Note into shares of the Company's Common Stock that would result in the Holder and its affiliates becoming, the beneficial owners (as defined in Rule 13d-3 under that Exchange Act) of more than 4.75% of the Company's Common Stock; provided that the Holders shall have the right to waive this restriction upon 61 days prior notice to the Company.

                 9.10 Notices. Any notice or other communication under this Note shall be in writing and shall be considered given when delivered personally or by facsimile, one day after being sent by a reputable overnight courier, or four days after being mailed by registered mail, return receipt requested, to the Company or the Holder to the address set forth below (or at such other address as the Company or the Holder may specify by notice to the other):

                 If to the Holder, to it at:

                          c/o Stonehill Investment Corporation
                          110 East 5th Street - 30th Floor
                          New York, New York, 10022
                          Attn:  John Motulsky


                 If to the Company, to it at:

                          Sunshine Mining and Refining Company
                          5956 Sherry Lane
                          Suite #1621
                          Dallas, Texas 75225


                 with a copy to:

                          Haynes and Boone, LLP
                          901 Main Street - Suite 3100
                          Dallas, Texas 75202
                          Attn:  Janice V. Sharry, Esq.

                 IN WITNESS WHEREOF, the Company has caused this Note to be signed by a duly authorized officer and has caused its corporate seal to be affixed and attested by its secretary.


                                           SUNSHINE MINING AND REFINING COMPANY


                                           By: /s/ WILLIAM W. DAVIS
                                              --------------------------------
                                               Name:   William W. Davis
                                               Title:  Executive Vice President
                                                       and Chief Financial
                                                       Officer





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